Exhibit 99.1

FOR IMMEDIATE RELEASE

SELECT COMFORT ANNOUNCES THIRD QUARTER 2017 RESULTS

•	Reported net sales increase of 9% to $403 million

•	Generated record operating cash flow of $176 million for the first nine months of the year

•	Increased share repurchase authorization to $500 million

•	Maintained midpoint of EPS outlook, while narrowing range to $1.30 to $1.45 per share

MINNEAPOLIS - (October 17, 2017) - Select Comfort Corporation (NASDAQ: SCSS) today reported third quarter 2017 results for the period ended September 30, 2017.

“Strong demand in the quarter for our revolutionary Sleep Number 360™ smart beds, higher than expected gross margins, and disciplined expense controls partially offset unexpected hurricane impacts,” said Shelly Ibach, president and chief executive officer of Select Comfort. “We are excited with how the consumer continues to respond to our innovations focused on quality sleep and wellness. With cash flow generation at record levels and the underlying strength of our business, we are increasing our share repurchase authorization to $500 million and are reaffirming the midpoint of our 2017 EPS guidance.”

The company also announced that effective November 1st, it will officially change the corporate name to Sleep Number Corporation and will also change the Nasdaq ticker symbol from SCSS to SNBR.

Third Quarter Review

•	Net sales increased 9% to a quarterly record of $403 million, including 6 percentage points of growth from stores opened in the last twelve months and a 5% comparable sales increase

•	Gross profit increased 9% to $253 million, with a gross margin rate of 62.9%

•	Earnings per diluted share increased 11% to $0.62, compared with $0.56 in the prior year’s quarter

Cash Flows and Balance Sheet Review

•	Generated a record $176 million in net cash from operating activities for the first nine months of 2017, compared with $145 million for the same period last year

•
Invested $38 million in capital expenditures and returned $115 million of cash to shareholders through share repurchases during the first nine months of 2017 compared with $39 million and $95 million, respectively, for the same period last year

•	Return on invested capital (ROIC) was 13.8% for the trailing twelve-month period, well above our cost of capital

Share Repurchase Authorization
The company also announced an increase in the outstanding share repurchase authorization to $500 million, effective at the beginning of the fiscal fourth quarter. The company is committed to delivering superior shareholder returns, including returning cash to shareholders through share repurchases. Since the beginning of 2012, Select Comfort has invested $465 million in capital spending and acquisitions, while also returning $453 million in cash to shareholders through share repurchases.

Financial Outlook
The company updated its outlook for 2017 earnings per diluted share to a range of $1.30 to $1.45 per share. The outlook includes an estimated $0.18 EPS impact from incremental costs related to the launch of the Sleep Number 360™ smart bed line and the evolution of our supply chain. The outlook assumes high single-digit sales growth, including 5 to 6 percentage points from net new store openings and low single-digit comp store growth. The company anticipates 2017 capital expenditures to be approximately $55 million.

Select Comfort Announces Third-quarter 2017 Results – Page 2 of 9

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

About Select Comfort Corporation
Thirty years ago, Sleep Number transformed the mattress industry with the idea that ‘one size does not fit all’ when it comes to sleep. Today, the company is the leader in sleep innovation and ranked “Highest in Customer Satisfaction with Mattresses” by J.D. Power in 2015 and 2016. As the pioneer in biometric sleep tracking and adjustability, Sleep Number is proving the connection between quality sleep and health and wellbeing. Dedicated to individualizing sleep experiences, the company’s 4,000 employees are improving lives with innovative sleep solutions. To find better quality sleep visit one of the more than 550 Sleep Number® stores located in 49 states or SleepNumber.com.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; the potential for claims that our products, processes or trademarks infringe the intellectual property rights of others; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our “just-in-time” manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities, including the potential for shortages in supply of key components; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations, which have added or may add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and to protect sensitive data from potential cyber threats; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers; and uncertainties arising from global events, such as terrorist attacks, political unrest or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com

Select Comfort Announces Third-quarter 2017 Results – Page 3 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	September 30, 2017	% of Net Sales	October 1, 2016	% of Net Sales

Net sales	$402,646	100.0%	$367,988	100.0%
Cost of sales	149,181	37.1%	135,645	36.9%
Gross profit	253,465	62.9%	232,343	63.1%

Operating expenses:
Sales and marketing	174,800	43.4%	158,024	42.9%
General and administrative	32,645	8.1%	28,278	7.7%
Research and development	6,991	1.7%	6,997	1.9%
Total operating expenses	214,436	53.3%	193,299	52.5%
Operating income	39,029	9.7%	39,044	10.6%
Other expense, net	(248)	(0.1%)	(255)	(0.1%)
Income before income taxes	38,781	9.6%	38,789	10.5%
Income tax expense	13,178	3.3%	13,044	3.5%
Net income	$25,603	6.4%	$25,745	7.0%

Net income per share – basic	$0.63		$0.56

Net income per share – diluted	$0.62		$0.56

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	40,755		45,621
Dilutive effect of stock-based awards	760		729
Diluted weighted-average shares outstanding	41,515		46,350

Select Comfort Announces Third-quarter 2017 Results – Page 4 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Nine Months Ended
	September 30, 2017	% of Net Sales	October 1, 2016	% of Net Sales

Net sales	$1,081,218	100.0%	$997,846	100.0%
Cost of sales	404,675	37.4%	385,168	38.6%
Gross profit	676,543	62.6%	612,678	61.4%

Operating expenses:
Sales and marketing	488,564	45.2%	443,477	44.4%
General and administrative	95,233	8.8%	86,202	8.6%
Research and development	20,950	1.9%	21,661	2.2%
Total operating expenses	604,747	55.9%	551,340	55.3%
Operating income	71,796	6.6%	61,338	6.1%
Other expense, net	(668)	(0.1%)	(581)	(0.1%)
Income before income taxes	71,128	6.6%	60,757	6.1%
Income tax expense	21,842	2.0%	20,627	2.1%
Net income	$49,286	4.6%	$40,130	4.0%

Net income per share – basic	$1.18		$0.86

Net income per share – diluted	$1.16		$0.85

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	41,740		46,705
Dilutive effect of stock-based awards	819		708
Diluted weighted-average shares outstanding	42,559		47,413

Select Comfort Announces Third-quarter 2017 Results – Page 5 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited - in thousands, except per share amounts)
subject to reclassification

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$29,914	$11,609
Accounts receivable, net of allowance for doubtful accounts of $694 and $884, respectively	21,107	19,705
Inventories	79,217	75,026
Prepaid expenses	10,208	8,705
Other current assets	23,803	23,282
Total current assets	164,249	138,327

Non-current assets:
Property and equipment, net	206,690	208,367
Goodwill and intangible assets, net	78,133	80,817
Deferred income taxes	938	4,667
Other non-current assets	28,898	24,988
Total assets	$478,908	$457,166

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$136,628	$105,375
Customer prepayments	39,929	26,207
Accrued sales returns	18,448	15,222
Compensation and benefits	34,683	19,455
Taxes and withholding	24,041	23,430
Other current liabilities	44,708	35,628
Total current liabilities	298,437	225,317

Non-current liabilities:
Other non-current liabilities	76,174	71,529
Total liabilities	374,611	296,846

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 39,819 and 43,569 shares issued and outstanding, respectively	398	436
Additional paid-in capital	—	—
Retained earnings	103,899	159,884
Total shareholders’ equity	104,297	160,320
Total liabilities and shareholders’ equity	$478,908	$457,166

Select Comfort Announces Third-quarter 2017 Results – Page 6 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Nine Months Ended
	September 30, 2017	October 1, 2016
Cash flows from operating activities:
Net income	$49,286	$40,130
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,000	42,555
Stock-based compensation	11,809	9,272
Net loss on disposals and impairments of assets	229	9
Excess tax benefits from stock-based compensation	—	(516)
Deferred income taxes	3,729	(673)
Changes in operating assets and liabilities:
Accounts receivable	(1,402)	5,271
Inventories	(4,191)	15,991
Income taxes	(147)	30,386
Prepaid expenses and other assets	(1,713)	(3,458)
Accounts payable	33,325	(1,043)
Customer prepayments	13,722	(23,125)
Accrued compensation and benefits	15,277	12,441
Other taxes and withholding	758	7,494
Other accruals and liabilities	9,372	10,527
Net cash provided by operating activities	176,054	145,261

Cash flows from investing activities:
Purchases of property and equipment	(37,613)	(38,769)
Proceeds from sales of property and equipment	36	67
Investments in marketable debt securities	—	(5,968)
Proceeds from marketable debt securities	—	15,090
Decrease in restricted cash	3,150	—
Net cash used in investing activities	(34,427)	(29,580)

Cash flows from financing activities:
Net (decrease) increase in short-term borrowings	(6,194)	3,062
Repurchases of common stock	(120,158)	(96,410)
Proceeds from issuance of common stock	3,040	1,949
Excess tax benefits from stock-based compensation	—	516
Debt issuance costs	(10)	(409)
Net cash used in financing activities	(123,322)	(91,292)
Net increase in cash and cash equivalents	18,305	24,389
Cash and cash equivalents, at beginning of period	11,609	20,994
Cash and cash equivalents, at end of period	$29,914	$45,383

Select Comfort Announces Third-quarter 2017 Results – Page 7 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Percent of sales:
Retail	92.8%	91.3%	91.7%	91.0%
Online and phone	6.5%	6.5%	6.8%	6.3%
Wholesale/other	0.7%	2.2%	1.5%	2.7%
Total	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	5%	(10%)	1%	(7%)
Online and phone	9%	23%	17%	10%
Company-Controlled comparable sales change	5%	(8%)	2%	(6%)
Net opened/closed stores	6%	7%	8%	6%
Total Company-Controlled Channel	11%	(1%)	10%	0%
Wholesale/other	(65%)	(19%)	(38%)	3%
Total	9%	(2%)	8%	0%

Stores open:
Beginning of period	549	506	540	488
Opened	6	24	30	57
Closed	(2)	(3)	(17)	(18)
End of period	553	527	553	527

Other metrics:
Average sales per store ($ in 000's) [1]	$2,369	$2,248
Average sales per square foot [1]	$909	$895
Stores > $1 million net sales [1]	98%	98%
Stores > $2 million net sales [1]	59%	54%
Average revenue per mattress unit [2]	$4,385	$3,959	$4,239	$4,031

1 Trailing twelve months for stores open at least one year.
2 Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.

Select Comfort Announces Third-quarter 2017 Results – Page 8 of 9

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net income	$25,603	$25,745	$60,573	$18,958
Income tax expense	13,178	13,044	25,731	11,112
Interest expense	278	267	935	721
Depreciation and amortization	14,770	14,536	60,404	56,154
Stock-based compensation	3,933	1,666	14,498	10,609
Asset impairments	222	2	267	51
Adjusted EBITDA	$57,984	$55,260	$162,408	$97,605

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing-Twelve Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net cash provided by operating activities	$87,247	$98,141	$182,438	$121,616
Subtract: Purchases of property and equipment	10,481	15,005	56,696	62,920
Free cash flow	$76,766	$83,136	$125,742	$58,696

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Select Comfort Announces Third-quarter 2017 Results – Page 9 of 9

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing-Twelve Months Ended
	September 30, 2017	October 1, 2016
Net operating profit after taxes (NOPAT)
Operating income	$87,108	$30,681
Add: Rent expense [1]	72,260	64,994
Add: Interest income	129	109
Less: Depreciation on capitalized operating leases [2]	(18,384)	(16,953)
Less: Income taxes [3]	(46,004)	(29,805)
NOPAT	$95,109	$49,026

Average invested capital
Total equity	$104,297	$176,512
Less: Cash greater than target [4]	—	—
Add: Long-term debt [5]	—	—
Add: Capitalized operating lease obligations [6]	578,080	519,952
Total invested capital at end of period	$682,377	$696,464
Average invested capital [7]	$689,467	$714,956
Return on invested capital (ROIC) [8]	13.8%	6.9%

1 Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.

2 Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3 Reflects annual effective income tax rates, before discrete adjustments, of 32.6% and 37.8% for 2017 and 2016, respectively.

4 Cash greater than target is defined as cash, cash equivalents and marketable debt securities less customer prepayments in excess of $100 million.

5 Long-term debt includes existing capital lease obligations, if applicable.

6 A multiple of eight times annual rent expense is used as an estimate of capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

7 Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.

8 ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.